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                                  Exhibit 99.1

               Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Tren Watson, state and attest that:

                  (1) To the best of my knowledge, based upon a review
             of the covered reports of Southern Heritage Bancorp, Inc., and, except as corrected or supplemented in a subsequent covered report:

           o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

           o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

         (2) I have reviewed the contents of this statement with the Company's audit committee.

         (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

           o 2001 Annual Report on Form 10-KSB filed with the Commission of Southern Heritage Bancorp, Inc.;

           o all reports on Form 10-QSB, all reports on Form 8-K and all definitive proxy materials of Southern Heritage Bancorp, Inc. filed with the Commission subsequent to the filing of the Form 10-KSB identified above; and

           o any amendments to any of the foregoing.



BY:   /s/ Tren Watson                            Subscribed and sworn to
      -----------------------------------        before me this   12th   day of
      Tren Watson, President and C.E.O.                         --------
      (Principal Executive Officer)                August   2002.
                                                 -----------

DATE: August 12, 2002

                                                 /s/ Phyllis A. Bryson
                                                 -----------------------------
                                                 Notary Public

                                                 My Commission Expires: 09/05/04